                                                                    EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER


                          Dated as of August 10, 2001


                                     Among

                             SB ACQUISITION, INC.,


                              SB MERGER SUB, INC.


                                      And


                                 BUY.COM INC.

                               TABLE OF CONTENTS


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
                                    ARTICLE I
                                   THE MERGER

SECTION 1.1    The Merger..............................................................   1
SECTION 1.2    Closing.................................................................   2
SECTION 1.3    Effective Time..........................................................   2
SECTION 1.4    Effects of the Merger...................................................   2
SECTION 1.5    Certificate of Incorporation and Bylaws.................................   2
SECTION 1.6    Directors...............................................................   2
SECTION 1.7    Officers................................................................   2
SECTION 1.8    Additional Actions......................................................   2

                                   ARTICLE II
         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                    CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1    Effect on Capital Stock.................................................   3
SECTION 2.3    No Liability............................................................   5
SECTION 2.4    Dissenters' Rights......................................................   5

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1    Representations and Warranties of the Company...........................   5
SECTION 3.2    Representations and Warranties of Parent and Sub........................  19

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1    Conduct of Business.....................................................  21
SECTION 4.2    No Inconsistent Activities..............................................  24

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

SECTION 5.1    Preparation of the Proxy Statement; Stockholders' Meeting...............  25
SECTION 5.2    Access to Information; Confidentiality..................................  27
SECTION 5.3    Reasonable Efforts; Notification........................................  27
SECTION 5.4    Stock Awards; Employee Stock Purchase Plan..............................  28
SECTION 5.5    Takeover Statutes; Inconsistent Actions.................................  29
SECTION 5.6    Indemnification, Exculpation and Insurance..............................  29
SECTION 5.7    Fees and Expenses.......................................................  30
SECTION 5.8    Public Announcements....................................................  30
SECTION 5.9    Resignation of Directors and Officers...................................  30


                               TABLE OF CONTENTS
                                  (continued)


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SECTION 5.10   Funds...................................................................  30
SECTION 5.11   Softbank Agreement......................................................  30

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

SECTION 6.1    Conditions to Each Party's Obligations to Effect the Merger.............  30
SECTION 6.2    Additional Conditions to Obligations of Parent and Sub..................  31
SECTION 6.3    Additional Conditions to Obligations of the Company.....................  32

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1    Termination.............................................................  33
SECTION 7.2    Effect of Termination...................................................  34
SECTION 7.3    Amendment...............................................................  34
SECTION 7.4    Extension; Waiver.......................................................  34
SECTION 7.5    Termination Fee.........................................................  34
SECTION 7.6    Procedure for Termination, Amendment, Extension or Waiver...............  35

                                  ARTICLE VIII
                              GENERAL PROVISIONS.

SECTION 8.1    Nonsurvival of Representations and Warranties...........................  35
SECTION 8.2    Notices.................................................................  35
SECTION 8.3    Definitions.............................................................  36
SECTION 8.4    Interpretation..........................................................  37
SECTION 8.5    Counterparts............................................................  37
SECTION 8.6    Entire Agreement; No Third-Party Beneficiaries..........................  37
SECTION 8.7    Governing Law...........................................................  38
SECTION 8.8    Assignment..............................................................  38
SECTION 8.9    Enforcement.............................................................  38

EXHIBITS

          EXHIBIT A..........................    Form of Mutual General Release

SCHEDULES

          Company Disclosure Schedule

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 10, 2001, among SB Acquisition, Inc., a Delaware corporation ("Parent"), SB Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Buy.com Inc., a Delaware corporation (the "Company"), and Scott A. Blum ("Blum"), solely with respect to Sections 5.2(c), 5.3(a) and 6.3(d).

                                   BACKGROUND

     A. The respective Boards of Directors of Parent, Sub and the Company have approved the merger of the Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), whereby each issued and outstanding share of common stock of the Company, $0.0001 par value per share ("Company Common Stock"), other than shares to be cancelled in accordance with Section 2.1(b), will be converted into the right to receive $0.17 in cash (the "Merger Consideration"), the closing price of a share of Company Common Stock on the date of this Agreement.

     B. The Merger requires the approval of the holders of a majority of the outstanding shares of the Company Common Stock (the "Stockholder Approval").

     C. Parent has, as of the date hereof, entered into a Bridge Financing Credit Agreement (the "Bridge Financing Credit Agreement") with the Company pursuant to which Parent has (1) agreed to post standby letters of credit on behalf of the Company, which in the aggregate will not exceed $5,000,000 (the "Letters of Credit") and (2) agreed to provide the Company with a revolving line of credit in the amount of $4,000,000 (the "Line of Credit").

     D. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                   AGREEMENT

     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

          SECTION 1.1    The Merger.  Upon the terms and subject to the
                         ----------
conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company and of Sub in accordance with the DGCL.

          SECTION 1.2    Closing.  The closing of the Merger will take place at
                         -------
10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of O'Melveny & Myers LLP, 114 Pacifica, Suite 100, Irvine, California, unless another time, date or place is agreed to by the parties hereto.

          SECTION 1.3    Effective Time.  Subject to the provisions of this
                         --------------
Agreement, on the Closing Date, the parties shall prepare, execute and file a certificate of merger in such form as is required by Section 251 of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as such filing or filings are made with the Secretary of State of the State of Delaware, or at such other time as Sub and the Company shall agree should be specified in such filings (the date and time of such effectiveness, being the "Effective Time").

          SECTION 1.4    Effects of the Merger.  The Merger shall have the
                         ---------------------
effects set forth in Section 259 of the DGCL and all other effects specified in the applicable provisions of the DGCL.

          SECTION 1.5    Certificate of Incorporation and Bylaws.  At the
                         ---------------------------------------
Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be the certificate of incorporation and bylaws, respectively, of Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be changed to Buy.com Inc.), until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.6    Directors.  At the Effective Time, the directors of Sub
                         ---------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.7    Officers.  At the Effective Time, the officers of Sub
                         --------
immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.

          SECTION 1.8    Additional Actions.  If, at any time after the
                         ------------------
Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                  ARTICLE II
               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          SECTION 2.1    Effect on Capital Stock.  At the Effective Time, by
                         -----------------------
virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub.  Each share of the capital stock of Sub
              --------------------
issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent Owned Stock.  Each share
              -----------------------------------------------------
of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist without any conversion thereof and no consideration shall be delivered with respect thereto.

          (c)  Conversion of Common Stock.
               --------------------------

               (i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (A) owned by the Company or any subsidiary of the Company, (B) owned by Parent, Sub or any other subsidiary of Parent or (C) subject to Section 2.4 below, held by stockholders ("Dissenting Stockholders") duly exercising appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Shares" and, collectively with Company Common Stock owned by the Company or any subsidiary of the Company or owned by Parent, the "Excluded Shares")) shall, by virtue of the Merger and without any action on the part of Parent, Sub the Company or the holder thereof, be converted into the right to receive, without interest, the Merger Consideration.

               (ii) As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate or other document previously representing any such shares shall thereafter represent the right to receive cash upon surrender of such certificates or other documents in accordance with Section 2.2 or the right, if any, to require the Surviving Corporation to purchase such shares for their "fair value" as determined in accordance with Section 262 of the DGCL. The holders of such certificates or other documents previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to shares of Company Common Stock as of the Effective Time except as otherwise provided herein or by law.

          SECTION 2.2    Exchange of Certificates and Other Documents.
                         --------------------------------------------

          (a) Promptly after the Effective Time, Parent shall cause the Exchange Agent (as defined below) to mail to each holder of record of Company Common Stock immediately prior to the Effective Time (other than the Excluded Shares) (i) a letter of transmittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates") shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to Company Common Stock formerly represented thereby.

          (b) At the Effective Time, Parent shall deposit with the party specified by Parent (and approved by the Company (such approval not to be unreasonably withheld)) as the exchange agent (the "Exchange Agent"), amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to Section 2.1(c)(i) hereof to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time who are to receive the Merger Consideration. Any interest, dividends, or other income earned on the investment of cash deposited by Parent with the Exchange Agent in accordance with this Section 2.2(b) shall be for the account of and payable to Parent.

          (c) Upon surrender to the Exchange Agent of Certificates, together with the Company Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and, and only upon such surrender, the holder of such Certificate shall be entitled to receive, in exchange therefor, and the Exchange Agent shall promptly deliver to such holder a check in the amount to which such holder is entitled, after giving effect to any required tax withholdings. The Certificates surrendered pursuant to this Section 2.2(c) shall forthwith be cancelled. Notwithstanding the foregoing, if any Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed and a lost certificate indemnity, the Exchange Agent shall issue to such holder the Merger Consideration into which Company Common Stock represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.

          (d) No interest will be paid or will accrue on the amount payable upon the surrender of any Certificate. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, as determined by the Exchange Agent or Parent, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not payable. One year following the Effective Time, Parent shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of Certificates outstanding on the Effective Time, and thereafter such holders shall be entitled to look to Parent only as general creditors thereof with respect to cash payable upon due surrender of their Certificates.

          (e) In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, Merger Consideration may be paid or issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantees or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

          (f) The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to Company Common Stock theretofore represented by such Certificates, subject,
                                                                   -------
however, to the Surviving Corporation's obligation to pay any dividends or make
-------
any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of Company Common Stock thereafter on the records of the Company.

          SECTION 2.3    No Liability.  None of Parent, Sub, the Company or the
                         ------------
Exchange Agent shall be liable to any holder of Company Common Stock for any cash properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          SECTION 2.4    Dissenters' Rights.  If any Dissenting Stockholder
                         ------------------
shall be entitled to require the Company to purchase such stockholder's shares for their "fair value", as provided in Section 262 of the DGCL, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares of Company Common Stock held by such stockholder shall thereupon be entitled to be surrendered in exchange for cash as provided by Sections 2.1 and 2.2 hereof.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1    Representations and Warranties of the Company.  Except
                         ---------------------------------------------
as set forth on the disclosure schedule delivered by the Company to Parent and Sub prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

          (a)  Organization, Standing and Corporate Power.  The Company is and
               ------------------------------------------
each of its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or limited liability company power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect (as defined in Section 8.3) on the Company. The Company has made available to Parent complete and correct copies of its certificate of incorporation and bylaws and the certificate of incorporation and bylaws or other organizational documents of its subsidiaries, in each case as amended to the date of this Agreement.

          (b)  Subsidiaries and Other Equity Interests.  Section 3.1(b) of the
               ---------------------------------------
Company Disclosure Schedule contains a list of each subsidiary of the Company and its jurisdiction of incorporation or organization. All the outstanding equity securities of each such subsidiaries have been validly issued and are fully paid and nonassessable and are owned as set forth in Section 3.1(b) of the Company Disclosure Schedule, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity.
Section 3.1(b) of the Company Disclosure Schedule correctly lists the current directors and officers of each subsidiary of the Company. No subsidiary of the Company is (i) a registered or reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) a company required to be registered under the Investment Company Act of 1940, as amended.

          (c)  Capital Structure.  The authorized capital stock of the Company
               -----------------
consists of as of the date hereof, and will consist of as of the Effective Time, 1,000,000,000 shares in the aggregate, comprised of 990,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share (the "Preferred Stock"). The rights, privileges and preferences of Common Stock and Preferred Stock are as stated in the Company's Certificate of Incorporation, as amended to date. As of the close of business on August 2, 2001, (i) 136,845,272 shares of Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) no shares of Common Stock were held by the Company in its treasury, and (iii) 7,981,765 shares of Common Stock were reserved for issuance pursuant to, or upon exercise of, the Stock Awards (as hereinafter defined), including Stock Awards reserved for issuance pursuant to the Company's restricted stock program. All issued and outstanding shares of Common Stock, and all shares which may be issued upon the exercise of Stock Awards will be, duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive rights. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, to the knowledge of the Company, there are no voting trusts, voting agreements, irrevocable proxies or other agreements with respect to any voting shares of capital stock of the Company. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries having the right to vote (or convertible into or exchangeable for other securities having the right to vote) on any matters on which the stockholders of the Company or any subsidiary may vote. Except as set forth above or on Section 3.1(c) of the Company Disclosure Schedule, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other equity securities (or options to acquire any such shares or equity securities) of the Company or any of its subsidiaries. There are no agreements, arrangements or commitments (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or which otherwise relate to the registration of any securities of the Company or any of its subsidiaries.

          (d)  Authority; Noncontravention.  The Company has the requisite
               ---------------------------
corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Stockholder Approval. The Board of Directors of the Company (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement; and (iii) recommended approval of this Agreement and the Merger by the holders of Common Stock and directed that the Merger be submitted for consideration by Company's stockholders. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

     The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any Material Contract (as defined in Section 3.1(q)), any loan or credit agreement, note, bond, mortgage, indenture, lease, joint venture agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults or rights that individually or in the aggregate would not (A) have a Material Adverse Effect on the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any United States federal, state or local government or administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement (as defined in
Section 5.1) and (y) such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the certificate of merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (e)  SEC Documents; Financial Statements.  Since February 8, 2000, the
               -----------------------------------
Company has timely filed with the SEC all required reports and forms and other documents (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and none of the Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form, when filed, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of the unaudited statements to normal year-end audit adjustments). Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and publicly available and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company SEC Documents, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

          (f)  Information Supplied.  None of the information supplied or to be
               --------------------
supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting (as defined in Section 5.1(d)), contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
Company SEC Documents filed prior to the date of this Agreement and publicly available and except as contemplated by this Agreement, since March 31, 2001, the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been (i) any Material Adverse Change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any granting by the Company or any of its subsidiaries to any officer or employee of the Company or any of its subsidiaries of (A) any increase in officer or executive compensation or (B) any right to participate in (by way of bonus or otherwise) the profits of the Company or any of its subsidiaries, except, in each case, in the ordinary course of business consistent with prior practice or as was required under employment agreements or salary or wage policies in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date of this Agreement (a list of all such employment agreements or salary or wage policies being set forth in Section 3.1(g) of the Company Disclosure Schedule), (v) any granting by the Company or any of its subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date of this Agreement and publicly available, (vi) any entry into, or renewal or modification, by the Company or any of its subsidiaries, of any employment, consulting, severance or termination agreement with any officer, director or employee of the

Company or any of its subsidiaries, (vii) any damage, destruction or loss, whether or not covered by insurance, that has or could have a Material Adverse Effect on the Company, or (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business (and no agreement, understanding, obligation or commitment to take any such action exists).

          (h)  Litigation.  Except as disclosed in the Company SEC Documents
               ----------
filed prior to the date of this Agreement and publicly available or as disclosed in Section 3.1(h) of the Company Disclosure Schedule, there is no suit, action, investigation, audit or proceeding pending or, to the knowledge of the Company, overtly threatened against the Company or any of its subsidiaries. There is no decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity applicable to the Company or any of its subsidiaries or to which any of its or their respective assets may be bound.

          (i)  Brokers.  Neither the Company nor any of its subsidiaries nor any
               -------
of their respective officers, directors or employees has employed or engaged any broker or finder, or investment or commercial banker, or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker, finder or banker has acted directly or indirectly for the Company or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby, except for the engagement of, and incurrence of liability to, U.S. Bancorp Piper Jaffray.

          (j)  Voting Requirements.  The affirmative vote of the holders of a
               -------------------
majority of the outstanding shares of Common Stock entitled to vote is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

          (k)  Title to Properties.  Section 3.1(k) of the Company Disclosure
               -------------------
Schedule sets forth a list of each real property lease to which the Company or any of its subsidiaries is a party. True and correct copies of each such real property lease, including all amendments thereto, have been made available to Parent. Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to, or valid leasehold interests in, all their properties and assets except where such failure would not have a Material Adverse Effect on the Company. The tangible assets of the Company and each of its subsidiaries are in a good state of maintenance and repair and are not materially defective except for ordinary wear and tear and are adequate for their current uses.

          (l)  ERISA Compliance.
               ----------------

               (i) The Company has made available to Parent true, complete and correct copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other collective bargaining agreements or bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plans, arrangements or understandings (whether or not legally binding) (collectively, "Benefit Plans") currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity"), including all employment, termination, severance or other contracts for the benefit of any current employees or former employees (to the extent that the Company has any continuing obligations with respect thereto), officers or directors of the Company or any of its subsidiaries. The Company has delivered to, or made available for review by, Parent true, complete and correct copies of
(A) the most recent annual report on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each of its Benefit Plans (if any such report was required), (B) the most recently prepared actuarial report for each such Benefit Plan (if any such report was required), (C) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required, (D) the most recently received IRS determination letter for each such Benefit Plan (if applicable) and (E) each trust agreement and group annuity contract relating to any such Benefit Plan (if applicable).

               (ii) To the Company's knowledge, each of the Company's and its subsidiaries' Benefit Plans has been administered in all material respects in accordance with its terms. To the Company's knowledge, the Company, each of its subsidiaries and all such Benefit Plans are in compliance in all material respects with applicable provisions of ERISA and the Code.

               (iii) All of the Company's and its subsidiaries' Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the best knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

               (iv) No Pension Plan that the Company or any of its subsidiaries maintains is subject to Title IV of ERISA. No Pension Plan to which the Company or any of its subsidiaries contributes or is required to contribute is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

               (v) None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company's or its subsidiaries' Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility with respect to any ERISA plan that will subject the Company, or any of its subsidiaries or any officer of the Company or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that is material to the business of the Company and that has not been corrected. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

               (vi)   Except as expressly set forth in this Agreement or in
Section 3.1 (g) and (c) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of the Company or any subsidiary of the Company or the beneficiary or dependent of any such employee or former employee.

               (vii) With respect to any of the Company's or any of its subsidiaries' Benefit Plans that is an employee welfare benefit plan, (A) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (B) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (C) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time.

               (viii) The Company and any Commonly Controlled Entity have timely made all contributions required by any Pension Plan of the Company or any of its subsidiaries (other than for contributions not yet due).

          (m)  Taxes.
               -----

               (i) Each of the Company and its subsidiaries has timely filed all material federal, state, local and foreign tax returns, declarations, estimates, information returns, statements and reports ("Returns") required to be filed by it through the date hereof and shall timely file all such Returns required to be filed on or before the Effective Time. All such Returns are and will be true, complete and correct in all material respects. The Company and each of its subsidiaries has paid and discharged (or the Company has paid and discharged on such subsidiary's behalf) all material taxes due from them, other than such taxes as are adequately reserved for on the most recent financial statements contained in the SEC Documents filed prior to the date of this Agreement and publicly available.

               (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the IRS or any other taxing authority or agency against the Company, or any of its subsidiaries which, if resolved against the Company or any of its subsidiaries, would have a Material Adverse Effect upon the Company. No requests for waivers of the time to assess any taxes are pending. No power of attorney has been granted by the Company or any of its subsidiaries with respect to taxes which is currently in force. The federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the IRS for all years through 1998. Neither the Company nor any of its subsidiaries has made any election under Section 341(f) of the Code.

               (iii) As used in this Agreement, "taxes" includes all federal, state, local and foreign income, property, sales, excise and other taxes, of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto. Notwithstanding the definition of "subsidiary" set forth in
Section 8.3 of this Agreement, for the purposes of this Section 3.1(m), references to the Company and each of its subsidiaries shall include former subsidiaries of the Company for the periods during which any such corporations were included in the consolidated federal income tax return of the Company.

          (n)  No Excess Parachute Payments.  No amount required to be paid
               ----------------------------
(whether in cash or property or the vesting of property) in connection with any of the transactions contemplated by this Agreement to any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect or in effect as of the Closing Date is reasonably expected to be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (o)  Compliance with Applicable Laws.  Each of the Company and its
               -------------------------------
subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there currently exists no default under any such Permit, except for the lack of Permits and for defaults under Permits, which lack or default would not have a Material Adverse Effect on the Company. To the Company's knowledge, no Governmental Entity is considering limiting, suspending or revoking any of the Company's or its subsidiaries' Permits. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for noncompliance which would not have a Material Adverse Effect on the Company.

          (p)  Environmental.
               -------------

               (i) The Company and each of its subsidiaries is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company, was, in compliance in all material respects with all applicable Environmental Laws. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; or (C) protection of the environment.

               (ii) During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the best knowledge of the Company, any surrounding site. The Company has not shipped any Hazardous Material to any disposal site for which it is or will be subject to any liability. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, no Hazardous Material was generated, treated, stored, disposed of, used, handled, released or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site. The term "Hazardous Material" means (A) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C.
(S) 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901
         -- ----
et seq., the Comprehensive Environmental Response, Compensation and Liability
-- ----
Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C.
(S) 9601 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq. and the Clean
         -- ----                                          -- ----
Air Act, 42 U.S.C. (S) 7401 et seq., (B) petroleum, including crude oil and any
                            -- ----
fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or asbestos-containing material and (E) polychlorinated biphenyls ("PCBs") or materials or fluids containing PCBs in excess of 50 ppm.

          (q)  Contracts.  Section 3.1(q) of the Company Disclosure Schedule
               ---------
sets forth each contract, agreement and understanding material to the operations of the Company's business (each a "Material Contract" and collectively the "Material Contracts"). True, correct and complete copies of the Material Contracts, including all amendments and supplements, have been delivered or made available to Parent. Each Material Contract is valid and subsisting; each party to the Material Contract has duly performed all its material obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by the Company or its applicable subsidiary (or, to the best knowledge of the Company, any other party or obligor with respect thereto), has occurred or as a result of this Agreement or its performance will occur. Except as set forth in Section 3.1(q) of the Company Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, the Company or its subsidiaries.

          (r)  Intellectual Property.
               ---------------------

               (i) The Company owns or is licensed and has all material rights in and to the following as required to conduct its business as now conducted:
(a) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, "look and feel" software, development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are now, during the two years prior to the date of this Agreement have been or are currently proposed in written materials furnished or made available by the Company to Parent to be developed, produced, used, marketed or sold by the Company (collectively, the "Technology-Related Assets"); and (b) all intellectual property and other proprietary rights in the Technology-Related Assets, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith. The term "Company's technology" shall be deemed to include any technology of any of its subsidiaries.

               (ii) Section 3.1(r) of the Company Disclosure Schedule sets forth a list that is complete in all material respects of all technology used in the Company's or any of its subsidiaries' business for which the Company does not own all right, title and interest (collectively, the "Third Party Technologies"), and all license agreements or other contracts pursuant to which the Company or any of its subsidiaries has the right to use (in the manner used by the Company or such subsidiary, or intended or necessary for use with the Company's or such subsidiary's technology) the Third Party Technologies other than license agreements included in shrink-wrapped software packages for software which is readily and generally commercially available to Parent (the "Third Party Licenses"), indicating, with respect to each of the Third Party Technologies listed therein, the owner thereof and the Third Party License applicable thereto. To the knowledge of the Company, the Company and such subsidiary has the lawful right to use under the terms of the applicable Third Party License (free of any material restriction not expressly set forth in the Third Party Licenses) all Third Party Technology necessary for the conduct of the Company's or any of its subsidiaries' business as now conducted. All Third Party Licenses are valid and binding on the Company or any of its subsidiary using such Third Party Technology and are in full force and effect. The Company and each such subsidiary and, to the Company's knowledge, each other party thereto have performed in all material respects their obligations thereunder, and neither the Company nor any such subsidiary nor, to the Company's knowledge, any other party thereto is in default thereunder, nor to the Company's knowledge has there occurred any event or circumstance which with notice or lapse of time or both would constitute a default or event of default on the part of the Company or any such subsidiary or, to the Company's knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. Neither the Company nor any of its subsidiaries has received notice that any party to any Third Party License intends to cancel, terminate or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder.

               (iii) Section 3.1(r) of the Company Disclosure Schedule sets forth a list of all trademarks, trade names, brand names, service marks, logo or other identifiers used by the Company or any of its subsidiaries in the conduct of its respective business (the "Marks"). The Company and each such subsidiary has full legal and beneficial ownership, free and clear of any encumbrances, of all rights conferred by use of the Marks in the Company's or such subsidiary's business and, as to those Marks that have been registered in the United States Patent and Trademark Office, by federal registration of the Marks.

               (iv) Section 3.1(r) of the Company Disclosure Schedule sets forth all patents, patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "IP Registrations") associated with the Company's technology and the Marks. The Company and each of its subsidiaries owns all right, title and interest, free and clear of any encumbrances, in and to the IP Registrations of the Company and its subsidiaries, respectively, together with any other rights in or to any copyrights (registered or unregistered), rights in the Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the IP Registrations and the Marks (collectively, the "IP Rights").

               (v) Neither the Company nor any of its subsidiaries has conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the IP Rights or the IP Registrations, and neither the Company nor any of its subsidiaries has taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights or IP Registrations, in each case, where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has granted to any third party any rights or permissions to use any of the Company's technology or the IP Rights. Except pursuant to reasonably prudent safeguards no third party has received any confidential information relating to the IP Rights.

               (vi) (a) neither the Company nor any of its subsidiaries has received any notice or claim (whether written, oral or otherwise) challenging the Company's or any of its subsidiaries' ownership or rights in the Company's technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all of the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use which would have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any of the IP Rights; and (c) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company's technology.

               (vii) (a) to the Company's knowledge, the use of the Company's technology in the Company's or any of its subsidiaries' business does not violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; (b) neither the Company nor any of its subsidiaries has received any notice or claim (whether written, oral or otherwise) regarding any infringement, misappropriation or misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark, or trade secret right of any third party) by the Company or any of its subsidiaries, the Company's technology or the Marks or other IP Rights or claiming that any other entity has any claim of infringement with respect thereto.

               (viii) (a) neither the Company nor any of its subsidiaries has disclosed any source code regarding the business of the Company or any of its subsidiaries to any person or entity other than an employee of the Company or its subsidiaries or an individual or entity that was under a written nondisclosure agreement; (b) the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the business of the Company or any of its subsidiaries; (c) neither the Company nor any of its subsidiaries nor any escrow agent is under any contractual obligation to disclose the source code or any other proprietary information included in or relating to the business of the Company or any of its subsidiaries; and (d) neither the Company nor any of its subsidiaries has deposited any source code relating to the business of the Company or any of its subsidiaries into any source code escrows or similar arrangements. If, as disclosed in Section 3.1(r) of the Company Disclosure Schedule, the Company or any of subsidiaries has deposited any source code relating to the business of the Company or any of its subsidiaries into source code escrows or similar arrangements, no event has occurred that has or could reasonable be expected to form the basis for a release of such source code from such escrows or arrangements.

               (ix) Section 3.1(r) of the Company Disclosure Schedule sets forth a list of all Internet domain names used by the Company or any of its subsidiaries in its respective business (collectively, the "Domain Names"). Each of the Company and its subsidiaries has a valid United States registration and all material rights (free of any material restriction and freely transferable to the Surviving Corporation) in and to its respective Domain Names, including, without limitation, all rights necessary to continue to conduct each of the Company's and its subsidiaries' businesses as it is currently conducted.

               (x) Neither the Company nor any of its subsidiaries has entered into any agreement or offered to indemnify any person or entity against any charge of infringement by the IP Rights, or any other intellectual property right. Neither the Company nor any of its subsidiaries has entered into any agreement granting any person or entity the right to bring any infringement action with respect to, or otherwise to enforce, any of the IP Rights.

               (xi) To the Company's knowledge, none of the Company's and its subsidiaries' officers, employees, agents or representatives, during his or her term of employment or engagement with the Company or any of its subsidiaries, has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any person or entity other than the Company.

          (s)  Insider Interests; Intercompany Transactions.  With respect to
               --------------------------------------------
all transactions entered into or obligations arising prior to April 30, 2001, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC that is not reflected in the SEC Documents filed by the Company on or prior to the date hereof. With respect to all transactions entered into or obligations arising after

April 30, 2001, to the knowledge of the Company, no stockholder, officer, director, employee or agent of the Company or any of its subsidiaries or any affiliate of any officer or director of the Company or any of its subsidiaries (as the term "affiliate" is defined in Rule 12b-2 under the Exchange Act), (i) has any interest in any assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company or any subsidiary of the Company (other than as an owner of outstanding securities of the Company), or (ii) is indebted or otherwise obligated to the Company in an amount in excess of $10,000. Neither the Company nor any of its subsidiaries is indebted or otherwise obligated to any such person, except for amounts not in excess of $10,000 or amounts due under normal arrangements applicable to directors, officers or employees generally as to salary or fees or reimbursement of ordinary business expenses not unusual in amount or significance. As of the date hereof, the Company has not received any claims or demands with respect to any losses, claims, damages, costs, expenses, liabilities or judgments from any director, officer or employee of the Company or any of its subsidiaries for indemnification by the Company or its subsidiaries under applicable law, the certificate of incorporation or bylaws of the Company or any of its subsidiaries or any insurance policy maintained by the Company or any of its subsidiaries.

          (t)  Non-competition.  The Company and its subsidiaries are not, and
               ---------------
after the Effective Time neither the Surviving Corporation nor Parent will be (by reason of any agreement to which the Company is a party), subject to any non-competition or similar restriction on their respective businesses.

          (u)  Inventory.  Except as set forth in Section 3.1(u) of the Company
               ---------
Disclosure Schedule, all inventories carried by the Company and its subsidiaries as of June 30, 2001 and as set forth in Section 3.1(u) of the Company Disclosure Schedule are carried at the lower of cost or market with cost determined using the last-in first-out method consistent with GAAP. Except to the extent of inventory reserves as of June 30, 2001, the items included in said inventories are normal items of inventory carried by the Company or its subsidiaries, and are current, suitable and merchantable at customary prices for the filling of orders in the normal course of business, and are not obsolete, damaged, defective or slow moving, except for any allowances or reserves established by the Company therefor.

          (v)  Accounts Receivable.  All accounts receivable and other
               -------------------
receivables due or recorded in the records and books of account of the Company and its subsidiaries as being due as at June 30, 2001 (less the amount of any allowances or reserves therefor made in the records and books of account of the Company or its subsidiaries) were actually made in the ordinary course of business. The Company has delivered to Parent a complete and accurate aging list of all receivables of the Company and its subsidiaries as of June 30, 2001.

          (w)  Bank Accounts.  Section 3.1(w) of the Company Disclosure Schedule
               -------------
lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution of which any of the Company or its subsidiaries has an account or safe deposit box used in connection with the operation the Company's or any of its subsidiaries' business, the account name and numbers thereof and the names and identification of all persons authorized to draw thereon or to have access thereto, and lists the names of each person holding powers of attorney or agency authority from the Company or any of its subsidiaries.

          (x)  Accuracy of Information.  All information furnished by or on
               -----------------------
behalf of the Company to Parent, its agents or representatives in connection with the transactions contemplated by this Agreement is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading.

          (y)  Privacy.  To the Company's knowledge, each of the Company's and
               -------
its subsidiaries' records relating to registered users and data collection practices comply with all laws and regulations in the United States and in each foreign jurisdiction in which the Company or its subsidiaries collects information from its customers, users or visitors. On the Closing Date, the Surviving Corporation will possess right to use such information and data in the operation of its business and in meeting its obligations under all Material Contracts, subject to the same restrictions to which the Company is subject prior to the Closing Date.

          (z)  Severance Obligations.  Set forth on Schedule 3.1(z) is a list of
               ---------------------
all employees of the Company and the related severance obligations (excluding amounts for accrued vacation and unpaid salary at the date of termination) of the Company, if any, relating to (a) the termination of such employees employment by the Company at or prior to the Effective Time or (b) the termination of such employee's employment (or such employee's resignation for "good reason" or otherwise) after the Effective Time.

          (aa) Softbank Agreement.  The Company has entered into an agreement
               ------------------
with Softbank America, Inc., Softbank Ventures, Inc., Softbank Contents Funds, Softbank Technology Ventures IV, L.P., Softbank Technology Advisors Fund, L.P., Softbank Capital Partners, L.P. Softbank Capital Advisors Fund, L.P., Softbank Technology Advisors Fund V and Softbank Technology Entrepreneurs Fund V (collectively, "Softbank") a copy of which has been delivered to Parent (the "Softbank Agreement"). The Softbank Agreement has been duly authorized by all necessary corporate action on the part of the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity, and to the Company's knowledge, the Softbank Agreement has been duly authorized by Softbank and is a valid and binding obligation of Softbank, enforceable against Softbank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

          SECTION 3.2 Representations and Warranties of Parent and Sub.
                      ------------------------------------------------
Parent and Sub represent and warrant to the Company as follows:

          (a)  Organization, Standing and Corporate Power.  Parent is and each
               ------------------------------------------
of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect on Parent.

          (b)  Authority; Noncontravention.  Parent and Sub have the requisite
               ---------------------------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. The Boards of Directors of Parent and Sub: (i) determined that the Merger is advisable and fair and in the best interests of Parent and its stockholders; and (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

          No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of such reports under Sections 13(a), 13(d), 13(e) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the certificate of merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not have a Material Adverse Effect on Parent, impair in any respect the ability of Parent to perform its obligations under this Agreement, or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (c)  Information Supplied.  None of the information supplied or to be
               --------------------
supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d)  Voting Requirements.   No vote of the holders of any class or
               -------------------
series of the Parent's or Sub's capital stock is necessary to approve the Merger, this Agreement or the transactions contemplated by this Agreement, except for the approval by Parent as the sole stockholder of Sub, which approval has been obtained.

          (e)  Interim Operations of Sub.
               -------------------------

               (i) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

               (ii) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          (f)  Financial Resources.  Parent has, and will have as of the Closing
               -------------------
Date, the unencumbered financial resources required to consummate the transactions contemplated by this Agreement, including the resources necessary to pay the Merger Consideration (exclusive of any funds committed by Blum or Parent under the Line of Credit or the Letter of Credit). No part of the Merger Consideration is contingent upon Parent securing, and Parent does not have to secure, financing in order to pay the Merger Consideration.

                                  ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          SECTION 4.1  Conduct of Business.
                       -------------------

          (a)  Conduct of Business by the Company. Except as expressly set forth
               ----------------------------------
in this Agreement (including Section 4.1(b) below) or as consented to in writing by Parent during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and except as expressly set forth in this Agreement or as consented to in writing by Parent (which consent shall not be unreasonably withheld) between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, the Company shall not, and shall not permit any of its subsidiaries to:

               (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) other than the issuance of Company Common Stock upon the exercise of Stock Awards outstanding on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment or other agreements existing on the date of this Agreement, (A) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (B) amend, waive or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (C) accelerate the vesting of any of the stock options or Stock Awards (except as expressly contemplated by this Agreement);

               (iii) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of the Company;

               (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (B) any assets with a fair market value in excess of $50,000 except purchases of inventory in the ordinary course of business consistent with past practice;

               (v) except pursuant to the Bridge Financing Credit Agreement, mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice;

               (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, except under the Bridge Credit Agreement, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than (1) to the Company or any direct or indirect wholly owned subsidiary of the Company or (2) loans or advances to employees of the Company or any of its subsidiaries for travel or business expenses in the ordinary course of business;

               (vii) make or agree to make any new capital expenditures which in the aggregate exceed $25,000;

               (viii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1999, except as may be required by applicable law; provided, however, nothing herein shall be deemed to prohibit the filing of the Company's federal income tax return for the taxable year ended December 31, 2000;

               (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents, listed or referred to in the Company Disclosure Schedules or incurred in the ordinary course of business consistent with past practice;

               (x) (A) increase the rate of compensation payable or to become payable generally to any of the Company's or any of its subsidiaries' directors, officers or employees other than usual and customary increases to employees who are not officers, (B) pay or agree to pay any pension, retirement allowance, severance, continuation or termination benefit or other material employee benefit not provided for by any existing Pension Plan, Benefit Plan or employment or other agreement or arrangement described or referred to in the Company SEC Documents filed prior to the date of this Agreement and publicly available or disclosed in the Company Disclosure Schedules, (C) establish, adopt or commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other material employee benefit plan, agreement or arrangement, or amend or modify or increase the benefits under or take any action to accelerate the rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or arrangement, including the Stock Option Plans (except as expressly contemplated by this Agreement) or other Benefit Plan, (D) enter into any severance or employment agreement with or for the benefit of any person, or (E) increase the rate of compensation under or otherwise change the terms of any existing employment agreement;

               (xi) except in the ordinary course of business consistent with past practice, modify, or amend in any material respect, or, to the extent within the Company's control, renew, fail to renew or terminate, any Material Contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims;

               (xii)  change fiscal years;

               (xiii) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company;

               (xiv)  enter into any collective bargaining agreement;

               (xv) engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of the Company's affiliates other than pursuant to such agreements existing on the date hereof and disclosed on the Company Disclosure Schedule; or

               (xvi) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b)  Cost Savings Initiatives.  Subject to Section 5.2(c), the Company
               -------------------------
agrees to cooperate with Parent in discussing and implementing certain cost saving initiatives with respect to the operation of the Company's business prior to the Effective Time, including discussions and proposals with respect to reductions in force, lowering facilities costs and outsourcing of certain activities of the Company. The Company agrees to work in good faith with Parent in considering these initiatives and proposals. Any cost savings initiatives implemented by the Company in accordance with this Section 4.1(b) shall be deemed to be consented to by Parent for purposes of Section 4.1(a) and any effects of such initiatives shall be deemed not to be or cause a Material Adverse Effect.

          (c)  Other Actions.  The Company and Parent shall not, and shall not
               -------------
permit any of their respective subsidiaries to, take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

          SECTION 4.2  No Inconsistent Activities.
                       --------------------------

          (a) In light of the consideration given by the Board of Directors of the Company prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, and in light of the Company's representations contained in Section 3.1(i), the Company agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, solicit or initiate, or encourage the submission of, any Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing in this Section 4.2 shall prevent the Company or
--------  -------
its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, another person in connection with an unsolicited bona fide Takeover Proposal by such person, if and only to the extent that (i) such person has made a Superior Proposal to the Board of Directors of the Company to consummate a Takeover Proposal, (ii) the Board of Directors of the Company determines in good faith, after consultation with its legal counsel, that failure to take such action would be inconsistent with the proper exercise of its fiduciary duties to the holders of the Company Common Stock under applicable law and (iii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person an executed confidentiality agreement in form and substance similar to the provisions set forth in Section 5.2. For purposes of this Agreement, a "Superior Proposal" means an unsolicited, bona fide offer made by a third party to purchase all of the outstanding shares of Company Common Stock or substantially all of the assets of the Company on terms that the Board of Directors of the Company determines in good faith, after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

          (b) The Company shall notify Parent orally and in writing of any inquiries, offers or proposals with respect to a Takeover Proposal, the material terms and conditions of such proposal and the identity of the person or entity making it, within 24 hours of the receipt thereof by an officer or director of the Company or any financial advisor to the Company, and shall keep Parent informed in all material respects of the status and details of any such inquiry, offer or proposal. For purposes of this Agreement, "Takeover Proposal" means any bona fide proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally) for a merger, consolidation, purchase of assets, tender offer or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries shall directly or indirectly, release any third party from any confidentiality agreement. Nothing contained herein shall prohibit the Company from disclosing to its stockholders the statement required by Rule 14e-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

          SECTION 5.1  Preparation of the Proxy Statement; Stockholders'
                       -------------------------------------------------
Meeting.
--------

          (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company's stockholders to be held to obtain the Stockholder Approval (together with any amendments thereof or supplements thereto, the "Proxy Statement"). The Company shall obtain and furnish the information required to be included in the Proxy Statement and shall respond promptly to any comments made by the SEC with respect to the Proxy Statement and cause the Proxy Statement and form of proxy to be mailed to the Company's stockholders at the earliest practicable date. Parent shall cooperate in the preparation of the Proxy Statement and shall as soon as practical after the date hereof furnish the Company with all information for inclusion in the Proxy Statement as the Company may reasonably request. The Company agrees, as to information with respect to the Company, its officers, directors, stockholders (other than Blum) and subsidiaries contained in the Proxy Statement or a Statement on Schedule 13E-3 to be filed by Parent and the Company (the "Schedule 13E-3"), and Parent agrees, as to information with respect to Parent and its officers, directors, stockholders and subsidiaries contained in the Proxy Statement or Schedule 13E-3, that such information, at the date the Proxy Statement is mailed and (as amended or supplemented) at the time of the Company Stockholders Meeting, will not be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Parent and its counsel shall be given the opportunity to review the Proxy Statement and all amendments or supplements thereof, prior to their being filed with the SEC and the Company shall not make any such filing without the approval of Parent (which shall not be unreasonably withheld or delayed). The Company will advise Parent, promptly after it receives notice thereof, of the time when the Proxy Statement and Schedule 13E-3 have been cleared by the SEC or any request by the SEC for an amendment of the Proxy Statement or the Schedule 13E-3 or comments from the SEC thereon and proposed responses thereto or requests by the SEC for additional information. The Company, on the one hand, and Parent, on the other hand, agree to promptly correct any information provided by either of them for use in the Proxy Statement or Schedule 13E-3, if any, if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps reasonably necessary to cause the Proxy Statement and Schedule 13E-3 as so corrected to be filed with the SEC and to use its reasonable efforts to cause the Proxy Statement to be disseminated to the Company's stockholders, in each case, as and to the extent required by applicable laws. The Company shall cooperate in the preparation, signing (to the extent required) and filing of the Schedule 13E-3. As soon as practicable after the date hereof, Parent and Sub, on the one hand, and the Company on the other, agree to furnish to each other all information for inclusion in the Proxy Statement and Schedule 13E-3 as shall be reasonably requested by the other party.

          (b) Parent agrees promptly to advise the Company if, at any time prior to the Company Stockholders' Meeting (as defined below), any information provided by it for use in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

          (c) The Company agrees promptly to advise Parent if at any time prior to the Company Stockholders' Meeting any information provided by it in the Proxy Statement or Schedule 13E-3 is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Proxy Statement and the Schedule 13E-3, insofar as it relates to the Company and its subsidiaries, to comply with applicable law after the mailing thereof to stockholders of the Company.

          (d) As soon as practicable following the date of this Agreement, the Company shall call and hold a meeting of its stockholders in accordance with the DGCL (the "Company Stockholders' Meeting"), for the purpose of obtaining the Stockholder Approval. Subject to the fiduciary duties of its Board of Directors, the Company shall use its best efforts (which shall include, but not be limited to, the engagement of a nationally recognized proxy solicitor) to solicit from its stockholders proxies to obtain the Stockholder Approval and through its Board of Directors, shall recommend to its stockholders the obtaining of the Stockholder Approval.

          SECTION 5.2  Access to Information; Confidentiality.
                       --------------------------------------

          (a) Subject to Section 5.2(c), the Company shall, and shall cause its subsidiaries to, afford Parent, and the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request.

          (b) All information disclosed by any party hereto (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party hereto (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by law or (v) to the extent such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 5.2(b), unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

          (c) Blum agrees that at all times prior to the Effective Time he shall at all times remain subject to and bound by, and will comply in all respects with, that certain Voting Trust Agreement, dated as of October 26, 1999, by and among Blum, the trusts listed on Exhibit A thereto, the Company and the Outside Directors (as defined therein) (the "Voting Trust"), including, but not limited to, Section 13(b) thereof.

          SECTION 5.3  Reasonable Efforts; Notification.
                       --------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company, Parent, Sub and Blum agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the making of all necessary applications, registrations and filings (including filings with Governmental Entities), (ii) the obtaining of all necessary actions or nonactions, licenses, consents, approvals or waivers from Governmental Entities and other third parties and (iii) taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, (v) the defending of any lawsuits or other legal proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including the using of all commercially reasonable efforts necessary to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby, (vi) the using of all commercially reasonable efforts to fulfill all conditions to the obligations of Parent, Sub or the Company pursuant to this Agreement, and (vii) the using of all commercially reasonable efforts to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be.

          (b) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the occurrence of any change or event having, or which insofar as can reasonably be foreseen to have, a Material Adverse Effect on the Company or Parent, as the case may be; provided, however, that no such notification shall (A) affect the
--------  -------
representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (B) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 5.4  Stock Awards; Employee Stock Purchase Plan.
                       ------------------------------------------

          (a)  Stock Option Plans.
               ------------------

               (i) As soon as practicable following the date of this Agreement, the Company or the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plans (as defined below)) shall take such actions or make such arrangements as are necessary or desirable to permit all outstanding stock options to purchase shares of Common Stock and other stock awards (including any awards under the Company's restricted stock program) entitling the holder thereof to shares of Common Stock (collectively, "Stock Awards") heretofore granted under any restricted stock, stock option or stock appreciation rights plan, program or arrangement of the Company or under any stock option or restricted stock award agreement, including, without limitation, the Company's 1998 Stock Option/Issuance Plan and 1999 Stock Incentive Plan (the "Stock Option Plans") to receive upon exercise thereof and payment of the exercise price or the purchase price therefor, for each share of Common Stock subject to such Stock Award outstanding immediately prior to the Effective Time, an amount (subject to any applicable withholding tax) in cash equal to the Merger Consideration pursuant to Article II hereof. At the Effective Time, all outstanding Awards to the extent not exercised shall immediately terminate.

               (ii)   Employee Stock Purchase Plan. After the date hereof, no
                      ----------------------------
new offering period shall commence under the Company's Employee Stock Purchase Plan (the "ESPP"). As of the Effective Time, the ESPP shall be terminated. Prior to the Effective Time, the Company will take all actions (including, if appropriate, amending the terms of the ESPP or obtaining participant consents) that are necessary to give effect to the provisions of this Section.

          SECTION 5.5 Takeover Statutes; Inconsistent Actions. If any "fair
                      ---------------------------------------
price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation enacted under any state or Federal law shall become applicable to the Merger or any of the other transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take all such actions as are within its authority so that the Merger and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise use all commercially reasonable efforts to eliminate the effects of such statute or regulation on the Merger and the transactions contemplated hereby and thereby. The Company has not and, during the term of this Agreement shall not, adopt, effect or implement any "shareholders' rights plan," "poison pill" or similar arrangement.

          SECTION 5.6 Indemnification, Exculpation and Insurance.
                      ------------------------------------------

          (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement currently in effect between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time, which agreements are listed in
Schedule 5.6(a) and (ii) any indemnification provisions under the Company's Restated Certificate of Incorporation or Bylaws as each is in effect on the date hereof. The certificate of incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's certificate of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors or officers of the Company, unless such modification is required by law.

          (b) After the Stockholder Approval has been obtained and as close as practicable to the Effective Time, the Company shall purchase a six-year (measured from the Effective Time) extended reporting period endorsement ("reporting tail coverage") under its existing directors' and officers' liability insurance coverage covering those persons (including, without limitation, the controlling shareholder specified therein) who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been provided to Parent) on terms no more favorable to such indemnified parties than the terms of such current insurance coverage; provided, that the cost of such reporting tail coverage shall not exceed 200% of the current annualized costs of all the Company's directors' and officers' liability insurance policies effective during the period from January 28, 2001 to January 28, 2002.

          (c) The obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.6 shall be binding on the successors and assigns of Parent and the Surviving Corporation. If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.

          SECTION 5.7   Fees and Expenses.  Except as provided in Section 7.5,
                        -----------------
whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          SECTION 5.8   Public Announcements.  Parent and Sub, on the one hand,
                        --------------------
and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, including without limitation those press releases that may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 5.9   Resignation of Directors and Officers.  The Company
                        -------------------------------------
shall use commercially reasonable efforts to cause the officers and directors of the Company and its subsidiaries to resign their positions as such as of the Effective Time.

          SECTION 5.10   Funds.  On the date hereof pursuant to the escrow
                         -----
agreement by and among Parent, the Company and the escrow agent (the "Escrow Agreement"), Parent shall transfer $2,800,000 in cash into the escrow account established pursuant to the Escrow Agreement for the sole purpose of financing the payment of a portion of the Merger Consideration. Such amount shall be disbursed pursuant to the terms of the Escrow Agreement.

          SECTION 5.11   Softbank Agreement.  The Company covenants and agrees
                         ------------------
(a) that it will not amend, alter or agree to any change of, or waiver under, the Softbank Agreement without the prior written consent of Parent (which may be granted or withheld in its absolute discretion) and (b) that it will use its best efforts to enforce the Softbank Agreement against Softbank in accordance with its terms.

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

          SECTION 6.1    Conditions to Each Party's Obligations to Effect the
                         ----------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
------
to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approval.  The Stockholder Approval of the Merger
               --------------------
shall have been obtained.

          (b)  No Injunctions or Restraints.  No litigation brought by a
               ----------------------------
Governmental Entity shall be pending, and no litigation shall be overtly threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          SECTION 6.2    Additional Conditions to Obligations of Parent and Sub.
                         -------------------------------------------------------
The obligations of Parent and Sub to effect the Merger are also subject to the following conditions, which may be waived only in a writing signed by Parent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except where any failure to be true and correct does not result in a Material Adverse Effect on the Company as of the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

          (b)  Agreements and Covenants.  The Company shall have performed or
               ------------------------
complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except where any failure to perform or comply does not result in a Material Adverse Effect on the Company as of the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

          (c)  Certificates and Other Deliveries.  The Company shall have
               ---------------------------------
delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Secretary of State of the State of Delaware and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company; and (iii) a true and complete copy of the certificate of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the bylaws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

          (d)  No Material Adverse Change.  No Material Adverse Change with
               --------------------------
respect to the Company (as compared to the condition of the Company on the date hereof) shall exist as of the Closing Date.

          (e)  Consents and Approvals.  Parent shall have received evidence, in
               ----------------------
form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations and filings (collectively, "Consents and Filings") required to be made or obtained by the

Company or Parent from all Governmental Entities and parties to loan or credit agreements, notes, mortgages, indentures, leases or other contracts, agreements or instruments to which the Company, Parent or any of their respective subsidiaries is a party or by which the Company, Parent or any of their respective subsidiaries or their respective assets are bound or affected, as are required in connection with the Merger and the consummation of the transactions contemplated hereby, have been obtained or made, as applicable, by the Company or Parent, as the case may be, without the imposition of any limitations, prohibitions or requirements of a type that are not reasonably acceptable to Parent, and are in full force and effect, other than those Consents and Filings which, if not obtained or made, would not have a Material Adverse Effect on the Surviving Corporation or Parent after the Effective Time.

          (f)  Mutual Release. The Company shall have executed a mutual general
               --------------
release of claims in the form attached hereto as Exhibit A.

          SECTION 6.3    Additional Conditions to Obligations of the Company.
                         ---------------------------------------------------
The obligations of the Company to effect the Merger are also subject to the following conditions:

          (a)  Representations and Warranties.  Each of the representations of
               ------------------------------
Parent and Sub contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct has not resulted in a Material Adverse Effect on Parent and Sub as of the Closing Date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

          (b)  Agreements and Covenants.  Parent and Sub shall have performed or
               ------------------------
complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except where the any failure to perform or comply has not resulted in a Material Adverse Effect on Parent and Sub as of the Closing Date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

          (c)  Certificates and Other Deliveries. Parent shall have delivered to
               ---------------------------------
the Company (i) a certificate of existence from the Secretary of State of the State of Delaware stating that Parent is a validly existing corporation together with a certificate of good standing from the Secretary of State of the State of Delaware stating that Sub is a validly existing corporation in good standing;
(ii) duly adopted resolutions of the Board of Directors of each of Parent and Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the stockholders of Sub approving the Merger, each certified by the Secretary or the Assistant Secretary of the relevant party; and (iii) a true and complete copy of the certificate of incorporation of Parent and Sub certified by the Secretary of State of the state of each of their incorporation, and a true and complete copy of the bylaws of Parent and Sub certified by the Secretary or Assistant Secretary of Parent and Sub, as applicable.

          (d)  Mutual Release. Blum shall have executed a mutual general release
               --------------
of claims in the form attached hereto as Exhibit A.

          (e)  Merger Consideration. Parent shall have delivered to the Exchange
               --------------------
Agent sufficient cash to pay the Merger Consideration with respect to the issued and outstanding shares of Company Common Stock.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1  Termination.  This Agreement may be terminated at any
                       -----------
time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

          (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines;

          (b) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement of a nature such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by November 30, 2001;

          (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Sub set forth in this Agreement of a nature such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by November 30, 2001;

          (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (e) by either Parent or the Company, if the Merger shall not have occurred by November 30, 2001, unless the failure to consummate the Merger is the result of a breach of any covenant set forth in this Agreement or a material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement;

          (f) by either Parent or the Company (provided that the terminating party is not in material breach of any of its obligations hereunder), if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof;

          (g) by Parent, if the Board of Directors of the Company (i) withdraws or modifies in a manner adverse to Parent its recommendation of the Merger following the receipt by the Company of a Takeover Proposal, (ii) recommends a Takeover Proposal to the Company's stockholders or (iii) fails to call or hold the Company Stockholders' Meeting after the receipt by the Company of a Takeover Proposal; or

          (h) by the Company if, prior to approval of the Merger by its stockholders and as a result of a Superior Proposal, the Board of Directors of the Company determines, in its good faith judgment and in the exercise of its fiduciary duties, based as to legal matters on the advice of legal counsel and as to financial matters on consultation with an investment banking firm of national reputation, that the failure to terminate this Agreement and accept such Superior Proposal would be inconsistent with the proper exercise of such fiduciary duties; provided, however, that before the Company may terminate this
                  --------  -------
Agreement pursuant to this subsection 7.1(h), the Company shall give notice to Parent of the proposed termination under subsection 7.1(h) and Parent, within five (5) days of receipt of such notice, shall have the right, in its sole discretion, to offer to amend this Agreement to provide for terms substantially similar to those of the Superior Proposal and the Company shall negotiate in good faith with Parent with respect to such proposed amendment; provided,
                                                                --------
further, that if Parent and the Company are unable to reach an agreement with
-------
respect to the Parent's proposed amendment within such five (5) day-period, the Company may terminate this Agreement pursuant to this subsection 7.1(h).

          SECTION 7.2  Effect of Termination  In the event of termination of
                       ---------------------
this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except as set forth in Section 5.2(b), Section 5.8, this
Section 7.2, Section 7.5 and Article VIII which shall survive termination and except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.3  Amendment.  This Agreement may be amended by the parties
                       ---------
at any time before or after approval hereof by the stockholders of the Company; provided, however, that after such stockholder approval there shall not be made
--------  -------
any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.4  Extension; Waiver.  At any time prior to the Effective
                       -----------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          SECTION 7.5  Termination Fee.
                       ---------------

          (a) In the event (i) the Company terminates this Agreement pursuant to Section 7.1(h) or (ii) Parent terminates this Agreement pursuant to Section
7.1 (e), (f) or (g) or Parent terminates this Agreement as a result of the Company's breach of Section 4.2, then the Company shall pay Parent within five business days after such event or termination by wire transfer of immediately available funds to an account designated by Parent an amount equal to Parent's actual fees and costs (which are reasonably documented) incurred in connection with this Agreement, the Merger and the related proposals, negotiations and preparations for a business combination with the Company (including, without limitation, all legal fees and expenses, accounting fees and expenses, and a reasonable allocation of corporate overhead), which fees, costs and expenses will not in the aggregate exceed $750,000. Payment of fees described in this subsection 7.5(a) is not in lieu of damages incurred as a result of a material breach of this Agreement by the Company.

          (b) The parties agree that the agreements contained in Section 7.5 are an integral part of the transactions contemplated by this Agreement. If the Company fails to promptly pay to Parent any fee due under this Section 7.5, the Company shall pay the costs and expenses (including legal fees and expenses) actually incurred by Parent in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America from the date such fee was first due.

          SECTION 7.6  Procedure for Termination, Amendment, Extension or
                       --------------------------------------------------
Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment
------
of this Agreement pursuant to Section 7.3 or an extension or waiver of this Agreement pursuant to Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

          SECTION 8.1  Nonsurvival of Representations and Warranties.  None of
                       ---------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

          SECTION 8.2  Notices. Any notice or other communications under this
                       -------
Agreement shall be in writing and either (a) delivered in person, (b) transmitted by facsimile or (c) mailed by certified or registered mail, postage prepaid, as follows:

     (a)  if to Parent or Sub, to:
          SB Acquisition, Inc.
          65 Enterprise
          Aliso Viejo, California 92656
          Facsimile: (949) 330-6013
          Attention: Neel Grover, Esq.

          with a copy to:

          O'Melveny & Myers LLP
          610 Newport Center Drive, Suite 1700
          Newport Beach, California 92660
          Facsimile: (949) 823-6994
          Attention: David Krinsky, Esq.

     (b)  if to the Company, to:
          Buy.com Inc.
          85 Enterprise
          Aliso Viejo, California 92656
          Facsimile: (949) 389-2840
          Attention: Keven F. Baxter, Esq.

          with a copy to:

          Cooley Godward LLP
          4365 Executive Drive, Suite 1100
          San Diego, California 92121
          Facsimile:  (858) 453-3555
          Attention: Frederick T. Muto, Esq.

or to such other address or to such other person as either party shall have last designated by such written notice to the other party. Each such notice or other communication shall be effective (i) if given by facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 8.2 and an appropriate confirmation is received, (ii) if given by mail, three days after deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

          SECTION 8.3  Definitions.  For purposes of this Agreement:
                       -----------

          (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "knowledge" means, when used with respect to the Company or any subsidiary of the Company, the knowledge of a particular fact or other matter for purposes of any representation or warranty if any officer of the Company has actual knowledge of or should have known of such fact or other matter on the date that such representation or warranty is made or deemed to be made. An officer "should have known" of a fact or other matter if such officer possesses knowledge of such facts or circumstances that would cause a reasonable person at the relevant time to make further inquiry and that by such further inquiry such person would have acquired actual knowledge.

          (c) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, the Surviving Corporation or Parent, any change or effect that is materially adverse to the business, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole; provided, that with respect to the Company such term shall exclude (i) any adverse change or effect that is a result of any deterioration of the operations or financial condition of the Company that is reasonably anticipated by Parent, Sub or Blum, (ii) any adverse change or effect that is the result of any general decline in the economy or financial markets, or any conditions generally affecting the industry in which the Company competes, (iii) any adverse change or effect that is the result of actions the Company is required to take or prohibited from taking under this Agreement or, that the Company takes with the express written consent of Parent, after the date of this Agreement and prior to the Closing Date, (iv) any adverse effect that is the result of the announcement or pendency of the transactions contemplated by this Agreement (including the loss of customers, suppliers, vendors or employees),
(v) any adverse change or effect that results from any credit card processing agency terminating or materially modifying its relationship with the Company,
(vi) any adverse change or effect that results from delisting the Company's securities from the Nasdaq National Market, or any changes in the Company's stock price or trading volume.

          (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (e) a "subsidiary" with respect to any person means ownership directly or indirectly of an amount of the voting securities, other voting ownership or voting partnership interests of another person which is sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, more than 50% of the equity interests.

          SECTION 8.4  Interpretation.  When a reference is made in this
                       --------------
Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          SECTION 8.5  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.6  Entire Agreement; No Third-Party Beneficiaries.  This
                       ----------------------------------------------
Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Article II and Sections 5.4 and 5.6 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          SECTION 8.7  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          SECTION 8.8  Assignment.  Neither this Agreement nor any of the
                       ----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.9  Enforcement.  The parties agree that irreparable damage
                       -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in California state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of California.

             [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PARENT:

SB ACQUISITION, INC., a Delaware
corporation

By:   ______________________________

Name: ______________________________

Its:  ______________________________

SUB:

SB MERGER SUB, INC., a Delaware
corporation

By:   ______________________________

Name: ______________________________

Its:  ______________________________

THE COMPANY:

BUY.COM INC., a Delaware corporation

By:   ______________________________

Name: ______________________________

Its:  ______________________________

Solely with respect to Section 5.2(c), 5.3(a) and Section 6.3(d),
Scott A. Blum


___________________________
Scott A. Blum

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